SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – February 5, 2009
(Date of Earliest Event Reported)
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-8519

Ohio	31-1056105

(State of Incorporation)	(I.R.S. Employer Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
          On February 5, 2009, Cincinnati Bell Inc. (“CBI”) announced that its Board of Directors approved at its January 30, 2009 meeting a series of changes to its management pension plan and retiree healthcare plan with the goals of reducing its cost structure and improving the Company’s competitive position in the marketplace. The changes include the following:
•	Freezing pay-related pension credits under its defined benefit pension plan, effective March 28, 2009, for currently employed managers and non-union employees who, as of January 1, 2009, were accruing benefits under such plan and who were (a) under the age of 50 and (b) were not eligible for the Company’s 2007 early retirement option;

•	Allowing currently employed managers and non-union employees who, as of January 1, 2009, (a) were age 50 or older or (b) did not accept the Company’s 2007 early retirement option, to continue to earn pension credits through December 31, 2018, at which date all future pay-related pension credits will automatically cease;

•	Terminating Company provided retiree healthcare benefits generally on December 31, 2018;

•	Freezing Company contributions toward the cost of retiree healthcare benefits at 2009 levels. In most cases, increased retiree healthcare costs will be borne by the retirees; and

•	Modifying, in some cases, eligibility requirements for receipt of retiree healthcare benefits.
          As a result of the foregoing changes, the Company expects savings of approximately $140 million over the next 10 years.
Safe Harbor Note
Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; uncertainty in U.S. and world securities markets that could result in increased costs for the Company and limit its financing alternatives; changes

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in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this report represent company estimates as of Feb. 5, 2009. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

	By:	/s/ Christopher J. Wilson

Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: February 5, 2009

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